UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 7, 2008
(Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

                                                                                                Officers; Compensatory Arrangements of Certain Officers

(e)           Restricted Stock Unit Grants

                On February 7, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of On Assignment, Inc. (the “Company”) approved an award of 12,000 Restricted Stock Units (“RSU’s”) to Michael McGowan, President of Oxford Global Resources, Inc., a wholly-owned subsidiary of Company.  Each RSU represents the right to receive one share of Company common stock upon vesting.  The grant date of the award was February 7, 2008.

Sixty percent (60%) (i.e. 7,200 RSU’s) of Mr. McGowan’s award will vest in equal, annual installments on each of the first three (3) anniversaries of the grant date, subject to his continued employment through each such anniversary.  The remaining forty percent (40%) (i.e. 4,800 RSU’s) of Mr. McGowan’s award will also vest in equal, annual installments on each of the first three (3) anniversaries of the grant date, but will be subject to the attainment of performance targets established by the Committee, in addition to being subject to his continued employment through each such anniversary (the “Performance Vesting Component”).  The Committee will establish the applicable performance targets within the first ninety (90) days of each year commencing in 2008 and, (subject to any accelerated vesting provided for under Mr. McGowan’s employment agreement and/or Company’s Change in Control Severance Plan), if Mr. McGowan’s employment with the Company is terminated for any reason, any unvested portion of his award will be forfeited as of the termination date.  Upon the vesting of any of the RSU’s, shares underlying such RSU’s will be delivered to Mr. McGowan as soon as practicable after the vesting date.

Each annual installment of Mr. McGowan’s Performance Vesting Component will vest, subject to his continued employment, as follows: half of each such installment will vest based upon attainment of eighty-five percent (85%) of adjusted EBITDA and/or branch contribution targets established annually by the Committee and the other half will vest incrementally based upon attainment of adjusted EBITDA and/or branch contribution targets between eighty-five percent (85%) and one hundred and ten percent (110%) of such targets.

If the performance targets applicable to either of the first two annual installment of Mr. McGowan’s Performance Vesting Component are not attained in full, then any portion of either such installment which fails to vest will roll forward for one year only and will be added to the installment scheduled to vest on the next following anniversary of the grant date.  Vesting of such carried forward portion will be determined in the subsequent year by reference to the attainment of the performance targets applicable to such subsequent year.

The terms and conditions of this award will be set forth in an applicable award agreement.  The foregoing description of the grant of RSU’s does not purport to be complete and is qualified in its entirety by reference to the form of Stock Unit Agreement, a copy of which was filed as Exhibit 10.1 to Form 8-K on August 8, 2005, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: February 12, 2008	By:	/s/ James Brill
		Name:	James Brill
		Title:	Sr. Vice President, Finance and
Chief Financial Officer